SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):      January 30, 2003

Travelzoo Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-55026	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

590 Madison Avenue, 21st Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:
(212) 521-4200

Item 5.        Other Events.

        Travelzoo Inc. is submitting an application to be listed on the NASDAQ SmallCap Market. In connection therewith, Travelzoo Inc. is furnishing to NASDAQ its audited consolidated financial statements for the year ended December 31, 2002. Such financial statements are filed herewith.

Item 7.        Financial Statements and Exhibits.

          (c)        Exhibits

99.1	Travelzoo Inc.'s: (i) audited consolidated balance sheets as of December 31, 2002 and December 31, 2001; and (ii) audited consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)
Date: January 30, 2003	By:	/s/ Ralph Bartel
Ralph Bartel Chairman of the Board and Chief Executive Officer